COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, JULY 30, 2020

The State Corporation Commission has found the articles of amendment submitted on behalf of

Emaginos, Inc.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 30, 2020.

STATE CORPORATION COMMISSION

By [signature]

Jehmal T. Hudson
Commissioner

ARTICLES OF RESTATEMENT OF
EMAGINOS, INC.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation immediately prior to restatement is Emaginos, Inc.
.
2.	The restatement contains an amendment to the articles of incorporation.

3.	The text of the amended and restated articles of incorporation is attached hereto.

4.	The restatement was adopted by the corporation on July 20, 2020.

5.	The restatement was proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and:

(a)	The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the restatement were:

Designation	Number of outstanding shares	Number of votes
Common	101,541,500	101,541,500

(b)	And the total number of votes cast for and against the restatement by each voting group entitled to vote separately on the restatement was:

Voting group	Total votes FOR	Total votes AGAINST
Common	69,750,000	0

(c)	The number of shares cast for the reinstatement represented 68.69% of the votes entitled to be cast by the voting group which were sufficient for approval of the reinstatement.

Executed in the name of the corporation by:

July 24, 2020

Scott Taub
CEO and Director

AMENDED AND RESTATED ARTICLES OF INCORPORTION
OF
Emaginos, Inc.

As amended and restated

Effective July 20, 2020

Article I.	Name

The name of the Corporation is Emaginos, Inc.

Article II.	Purpose

The purpose for which the Corporation is organized is to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

Article III.	Stock

Capital Stock

The Corporation shall have authority to issue 250,000,001 shares of stock, of which there shall be 250,000,000 shares of Common Stock, $0.0001 par value and 1 share of Series A Preferred Stock, $1.00 par value.

Common Stock

The Corporation shall have authority to issue 250,000,000 shares of Common Stock, $0.0001 par value.

Each share of common stock is entitled to one vote in the election of directors and other matters. The shares of common stock have no cumulative voting rights.  The shares of Common Stock have the right to dividends and the proceeds of the assets of the Corporation upon any liquidation or winding up of the Corporation.

Preferred Stock

The Corporation shall have authority to issue 1 share of Series A Preferred Stock. $1.00 par value.

The Board of Directors is hereby empowered to issue 1 share of Series A Preferred Stock which shall have the following designation:

(a)
the share of Series A Preferred Stock shall have voting rights granting the holder 51% of all votes (including common and preferred stock) entitled to vote at any meeting or on any matter brought before the stockholders of the Corporation;

(b)	the share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of stock of any class or any other series of such class or any other securities (including common stock);

(c)	the share of Series A Preferred Stock has no rights to dividends or proceeds of the assets of the Corporation upon any liquidation or winding up of the Corporation.

General Provisions

The number of authorized shares of capital stock of the Corporation, or the amount of capital represented thereby, may be increased or decreased in the manner and subject to the conditions and limitations prescribed by the laws of the Commonwealth of Virginia, as they now and may hereafter exist, and subject to the provisions hereinafter contained.

Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interests of the Corporation; and said board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the stockholders of the Corporation.

No stockholder shall have any pre-emptive right to acquire unissued shares of the Corporation or to acquire any securities convertible into or exchangeable for such shares or to acquire any options, warrants or rights to purchase such shares.

Each holder of record of outstanding shares of stock entitled to vote at any meeting of stockholders shall, as to all matters in respect of which such stock has voting power, be entitled to, in the case of common stock, one vote for each share of such stock held by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy. Each holder of preferred stock shall have such number of votes as may have been designated to such shares. Except as herein expressly provided, or mandatorily provided by the laws of the Commonwealth of Virginia, a quorum at any meeting shall consist of a majority of the shares outstanding, and a plurality vote of such quorum shall govern.

The Board of Directors of the Corporation may, by resolution, determine that only a part of the consideration which it is to receive for any shares of stock which it shall issue shall be capital and that the balance of such consideration (not greater, however, that the excess of such consideration over the par value, if any, of such shares) shall be capital surplus of the Corporation.

Article IV.	Offices

The registered office of the Corporation in the Commonwealth of Virginia is to be located at such place as the Board of Directors may determine.  The Corporation may establish offices within or without the Commonwealth of Virginia.

Article V.	Directors and Officers

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than ten Directors, the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office or a majority of the shares entitled to vote at a meeting of Stockholders. Each Director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors shall shorten the term of any incumbent Director.

If the office of any Director shall become vacant, the Directors at the time in office, whether or not a quorum, may, by majority vote of the Directors then in office, choose a successor who shall hold office until the next annual meeting of stockholders. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

Directors of the Corporation may be removed by stockholders of the Corporation only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

Article VI.	Limit on Liability and Indemnification

1.
To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

2.
To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum or disinterested Directors, to contract in advance to indemnify any Director or officer.

3.
The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

4.
The Corporation my purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article an may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

5.
In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6.
The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. no amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

7.	Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

Article VII.	Amendment to Articles of Incorporation
 The articles of incorporation of the Corporation may be amended from time to time by a majority vote of all stockholders voting by written ballot, in person, or by proxy held at any general or special meeting of stockholders upon lawful notice  Any action to amend these articles of incorporation required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.
These articles of incorporation may also be amended by the Board of Directors of the Corporation without shareholder action, by adoption of an amendment of the articles of incorporation to:
1.	Classify any unissued shares into one or more classes or into one or more series within one or more classes;
2.	Reclassify any unissued shares of any class into one or more classes or into one or more series within one or more classes;
3.	Reclassify any unissued shares of any series of any class into one or more classes or into one or more series within one or more classes;
4.
Determine the terms, including the preferences, rights and limitations, to any class of shares before the issuance of any shares of that class, or any series within a class before the issuance of any shares of that series;

5.
Without shareholder action, may, by adoption of an amendment of the articles of incorporation, delete from the articles of incorporation any provisions originally adopted by the board of directors without shareholder action fixing the terms, including the preferences, limitations, and rights of any class of shares or series within a class, provided there are no shares of such class or series then outstanding.

Dated: July 20, 2020

EMAGINOS, INC
/s/	Scott Taub
Name:	Scott Taub
Title:	Chief Executive Officer and Director